Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated February 14, 2018 (including amendments thereto) with respect to the Common Stock of YogaWorks, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 14, 2018
Cowen and Company, LLC

	By:	Cowen Holdings, Inc., its sole member

	By:	RCG LV Pearl LLC, its sole shareholder

	By:	Cowen Inc., its sole member

	By:	/s/ Owen S. Littman
		Name:	Owen S. Littman
		Title:	General Counsel

Cowen Holdings, Inc.

By:	RCG LV Pearl LLC, its sole shareholder

By:	Cowen Inc., its sole member

By:	/s/ Owen S. Littman
	Name:	Owen S. Littman
	Title:	General Counsel

RCG LV Pearl LLC

By:	Cowen Inc., its sole member

By:	/s/ Owen S. Littman
	Name:	Owen S. Littman
	Title:	General Counsel

Cowen Inc.

By:	/s/ Owen S. Littman
	Name:	Owen S. Littman
	Title:	General Counsel

/s/ Jeffrey M. Solomon
Jeffrey M. Solomon